Exhibit 23.2
                                                                    ------------


INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-106391 of Comverse Technology, Inc. on Form S-3 of our report dated March 11, 2003 (April 22, 2003 as to Note 24), appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/S/ Deloitte & Touche LLP

Jericho, New York
August 5, 2003